2" AMENDMENT TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 26th day of March, 2002, as amended May 17,2002(the "Participation Agreement"), by and among Principal Life Insurance Company, MFS Variable Insurance Trust and Massachusetts Financial Scrvices Company (collectively, the "Parties"), the Parties do hereby agree to amend and restate Schedule A of the Participation Agreement as attached hereto and incorporated herein by reference.

     IN WITNESS WHEREOF, each of the Parties hereto has caused this 2ndAmendment to the Participation Agreement to be executed effective as of November 1,2005.

PRINCIPAL LIFE INSURANCE COMPANY

By its authorized officer,

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios By its authorized officer,

By:

L%x

  Susan S. 6wton Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By its authorized officer,

By: ,'

President and General Counsel

As of November 1,2005

SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Principal Life Insurance Company		Service	Emerging Growth Series
Separate Account B	Principal Freedom Variable		Mid cap Growth Series
	Annuity		New Discovery Series
	Principal Investment Plus		Value Series
Variable Annuity

Principal Life Insurance Company	PrinFlex Life Variable Life	Service	Emerging Growth Series
Variable Life Separate Account	Insurance		Mid Cap Growth Series
	Survivorship Variable Universal		New Discovery Series
	Life Insurance		Value Series
Flexible Variable Life Insurance
Principal Variable Universal Life
Accumulator
Principal Variable Universal Life
Accumulator I1
Principal Variable Universal Life
Income

	Executive Variable Universal Life	Service	Emerging Growth Series
	Benefit Variable Universal Life		Mid Cap Growth Series
New Discovery Series
Value Series
Global Equity Series